Exhibit 99.2

Unum Therapeutics Announces Active Investigational New Drug (IND) Application for Antibody-Coupled T Cell Receptor (ACTR) platform in Combination with Trastuzumab in Patients with HER2+ Advanced Cancers

– First Solid Tumor Product Candidate Based on Unum’s universal ACTR Technology –

– Phase 1 Study Expected to Initiate by the End of 2018 –

CAMBRIDGE, MA, August 13, 2018 – Unum Therapeutics Inc. (NASDAQ: UMRX), a clinical-stage biopharmaceutical company focused on the development of cellular immunotherapies based on its novel, universal Antibody-Coupled T Cell Receptor (ACTR) technology platform, today announced that an investigational new drug (IND) application is now active for ACTR T cells in combination with trastuzumab for the treatment of patients with HER2+ advanced cancers. This represents the first solid tumor product candidate based on Unum’s novel, universal ACTR technology, and the fourth clinical trial program for the Company.

“We are very happy to reach this important milestone for patients and for Unum,” said Chuck Wilson, Chief Executive Officer of Unum. “ACTR represents a promising novel technology that can be used to target different tumor types and it’s exciting to expand its application to target solid tumors. We are committed to developing ACTR for patients with HER2+ advanced cancers who need better treatment options.”

Under this IND, Unum is preparing to initiate a multi-center Phase I trial, called ATTCK-34-01, by the end of 2018 in patients with HER2+ advanced cancers. ATTCK-34-01 is designed as a dose escalation study where both the ACTR T cell drug product and trastuzumab doses are escalated in order to define the safety, tolerability, and anti-tumor activity of the combination. Expansion at the recommended Phase 2 dose is planned.

About Unum Therapeutics

Unum Therapeutics is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel immunotherapy products designed to harness the power of a patient’s immune system to cure cancer. Unum’s novel proprietary technology, antibody-coupled T cell receptor (ACTR), is a universal, engineered cell therapy intended to be used in combination with a wide range of tumor-specific antibodies to target different tumor types. ACTR087 used in combination with rituximab, an anti-CD20 antibody, is Unum’s most advanced product candidate, currently in Phase I clinical testing in adult patients with relapsed or refractory non-Hodgkin lymphoma (r/r NHL). The Company has two additional product candidates in Phase I clinical testing: ACTR087 used in combination with the novel antibody SEA-BCMA in adult patients with relapsed or refractory multiple myeloma and ACTR707, a modified ACTR construct, used in combination with rituximab in adult patients with r/r NHL. Finally, the Company has an active investigational new drug application (IND) for ACTR707 used in combination with trastuzumab, an anti-human epidermal growth factor receptor 2 (HER2) antibody, to treat patients with HER2+ cancers and expects to initiate the Phase 1 trial by the end of 2018.

The Company is headquartered in Cambridge, MA.

Forward looking Statements

This press release contains forward-looking statements. Statements in this press release about the Company’s future expectations, plans and prospects, including projections regarding the anticipated timing of its clinical trials and regulatory filings, the development of its product candidates, including the four lead ACTR product candidates, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the forecasts disclosed in the Company’s forward-looking statements, and undue reliance should not be placed on its forward-looking statements. Actual results could differ materially from the projections disclosed in the forward-looking statements the Company makes as a result of a variety of risks and uncertainties, including risks related to the accuracy of its estimates regarding expenses, future revenues, capital requirements, and the need for additional financing, the success, cost and timing of its product development activities and clinical trials, its ability to obtain and maintain regulatory approval for its product candidates, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Contact:

Stern Investor Relations, Inc.

Mary T. Conway, 212-362-1200

mary@sternir.com

Media Contact:

Paul Kidwell, 617-680-1088

paul.kidwell@unumrx.com